UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MYSIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Yisrash Meshek 76, Israel, 7683800

MySize +972 72 3331002

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Registrant’s Registration Statement on Form 10 filed on June 11, 2015 (File No. 000-55452) relating to such securities, filed pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended. The description of the securities contained in the Form 10 is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the NASDAQ Stock Market LLC.

Item 2.	Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the NASDAQ Stock Market LLC and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MYSIZE, INC.

By:	/s/ Ronen Luzon
Name: Title:	Ronen Luzon Chief Executive Officer